EXHIBIT 2.4

AMENDMENT NO. 1

TO

ACQUISITION PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO ACQUISITION PROMISSORY NOTE (this “Amendment Agreement”) is made and entered into effective as of June 30, 2008, by and between Ariel Way, Inc., a Florida corporation (the “Company”), and Melody Mayer (the “Lender”). Except as otherwise indicated, defined terms used herein shall have the same meaning as set forth in the Acquisition Promissory Note (the “Note”) issued by the Company to the Lender on or about April 30, 2008 (the “Note”), pursuant to the terms of Section 1.7(b) of the Agreement and Plan of Merger, dated effective as of April 30, 2008 (the “Merger Agreement”), by and among the Company, Lime Truck, Inc, a Delaware corporation (formerly, Lime Truck Acquisition Corporation) (“Lime Truck”), Lime Media, LLC, a Texas limited liability company (“Lime Media”), Lime Media Group, Inc., a Texas corporation (formerly, Lime Truck, Inc.) (“Lime Media Group”), Melody Mayer, Heath Hill, and Charles Warren.

WITNESSETH:

WHEREAS, pursuant to the terms of the Merger Agreement, Lime Media was merged (the “Merger”) with and into Lime Truck, and Lime Truck became the surviving corporation of the Merger; and

WHEREAS, the Merger became effective upon the filing of a Certificate of Merger by Lime Truck with the State of Delaware on or about May 6, 2008; and

WHEREAS, pursuant to Section 1.7(b) of the Merger Agreement, the Company issued the Note to the Lender as part of the Merger Consideration; and

WHEREAS, the Company and the Lender desire to amend the terms of the Note to extend the date the Principal Amount and interest thereon is due and payable; and

WHEREAS, contemporaneously herewith, the Company, Lime Truck, Lime Media Group, Melody Mayer, Heath Hill and Charles Warren are effecting certain conforming amendments to the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, warranties, and agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.

The Note is hereby amended by deleting the first sentence of the first full paragraph on page 1 of the Note and inserting in lieu thereof the following:

FOR VALUE RECEIVED, the undersigned, ARIEL WAY, INC., a Florida corporation (the “Company”), promises to pay to Melody Mayer or permitted assigns (the “Lender”) at 401 Willowcrest Lane, Rockwall, TX 75032, or such other address as the Lender shall specify in writing, and subject to Section 1 below, the principal sum of Seventy Nine Thousand Two Hundred Fifty U.S. Dollars and 00/100 ($79,250.00) (the “Principal Amount”) together with interest at the annual rate of eight percent (8%) on the principal amount, in one installment in immediately available United States’ funds due upon the earlier of (i) either the earlier of (a) the business day immediately following the date the Company receives gross proceeds from a financing of $3,500,000.00 or more, (b) 45 days after the Company’s completion of the audit of the Financial Statements in accordance with Section 1.7(b) of the Merger Agreement, or (c) September 30, 2008; or (ii) the occurrence and continuance of an Event of Default (as hereinafter defined).

Section 2.

Except as set forth hereinabove, all other terms and provisions of the Note will remain in full force and effect.

Section 3.

(a)

In consideration of the amendment to the Note effected hereby, the Company shall issue to the Lender an aggregate of Two Million Five Hundred Thousand (2,500,000) shares of common stock, $.001 par value per share, of the Company (the “Extension Shares”) within five (5) business days of the date of the execution hereof.

(b)

The Lender understands and agree that the Extension Shares that are required to be returned to, and cancelled by, the Lender upon Members’ exercise of their Repurchase Option pursuant to Section 1.12 of the Merger Agreement shall bear a further restrictive legend reflecting the fact that such shares may not be sold, pledged, hypothecated, or otherwise transferred during the period commencing on the Effective Date through the date the Members’ rights to exercise the Repurchase Option terminate in accordance with Section 1.12.

(c)

The Lender understands and agree that the Extension Shares will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued in one or more transactions that are exempt from such registration requirements pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, will be deemed to be "restricted securities" within the meaning set forth in Rule 144, may not be resold without registration under, or an exemption, from the registration requirements of the Securities Act, and that the Company will impose stop transfer instructions against the shares. Each certificate evidencing shares of Extension Shares shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Section 4.

(a)

The Lender understands and agrees that he or she is acquiring the Extension Shares for investment for his or her own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act;

(b)

The Lender understands and agrees that the Extension Shares will not have been registered under the Securities Act and will be deemed "restricted securities" within the meaning set forth in Rule 144 under the Securities Act and may not be sold or transferred without registration under or an exemption from the registration requirements under the Securities Act;

(c)

The Lender represents that he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of its investment in the Extension Shares and has the capacity to protect his or her own interests;

(d)

The Lender is an accredited investor as defined in Regulation D under the Securities Act;

(e)

The Lender acknowledges that an investment in Extension Shares is highly speculative and entails a substantial degree of risk, and the Lender has the ability to bear the economic risk of his or her investment indefinitely; and

(f)

Prior to the execution and delivery of this Amendment Agreement, the Lender has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the finances, operations, business and prospects of the Company.  Without limiting the generality of the foregoing, the Lender acknowledges having received and reviewed a copy of the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007, and quarterly report on Form 10-QSB, as amended, for the period ended March 31, 2008, and all current reports on Form 8-K filed by the Company in the last 12 months.  The Lender represents that he or she is a resident of the State of Texas.

Section 6.

The Lender hereby waives (a) any and all Events of Default that have occurred, or may be deemed to have occurred, under the Note and/or the One Year Promissory (as such terms is defined in the Merger Agreement) issued to the Lender on or about April 30, 2008, prior to the date of the execution of this Amendment Agreement, and (b) any and all defaults under, or breaches of, the Merger Agreement or any Collateral Agreement (as defined in the Merger Agreement) by the Company, prior to the date of the execution of this Amendment Agreement.

Section 7.

This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed entirely within that state, without regard to the conflict of law provisions of such state.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement effective as of the date first written above.

ARIEL WAY, INC. (THE “COMPANY”)

By:

Name:	Arne Dunhem

Title:	Chairman and CEO

Dated:

MELODY MAYER (THE “LENDER”)

Signed:

Dated:

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